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                                                                    Exhibit 4.1

                                 CYRIX CORPORATION
                             1988 INCENTIVE STOCK PLAN
                  (AS AMENDED AND RESTATED AS OF JANUARY 16, 1997)


     1. PURPOSES OF THE PLAN. The purposes of the Plan are to attract and retain the best available personnel for positions of substantial responsibility, to provide additional incentive to the Employees, Consultants and Non-Employee Directors of the Company and to promote the success of the Company's business. The Plan is intended to comply with Rule 16b-3 under
Section 16 of the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT"), or any successor provision ("RULE 16b-3"), and the Plan shall be construed, interpreted and administered to comply therewith.

     Options granted hereunder may be either Incentive Stock Options or "nonstatutory stock options," at the discretion of the Committee and as reflected in the terms of the written option agreement. The Committee also has the discretion to grant Stock Purchase Rights and Stock Bonuses hereunder.

     2.   DEFINITIONS.  As used herein:

          a.   "BOARD" shall mean the Board of Directors of the Company.

          b. "CODE" shall mean the Internal Revenue Code of 1986, as amended from time to time.

          c. "COMMITTEE" shall mean the Committee appointed by the Board in accordance with paragraph (a) of Section 4 of the Plan.

          d. "COMMON STOCK" shall mean the Common Stock, par value $.004 per share, of the Company.

          e.   "COMPANY" shall mean Cyrix Corporation, a Delaware corporation.

          f. "CONSULTANT" shall mean any person, other than an employee of the Company or any Parent or Subsidiary of the Company, who is engaged by the Company or any Parent or Subsidiary to render consulting services.

          g. "CONTINUOUS STATUS AS AN EMPLOYEE, CONSULTANT OR NON-EMPLOYEE DIRECTOR" shall, for the purposes of the Plan and the Options granted and Shares issued hereunder only, mean the absence of any interruption or termination of service as an Employee, Consultant or Non-Employee Director. Continuous Status as an Employee, Consultant or Non-Employee Director shall not be considered interrupted in the case of sick leave (including leave on account of disability or military leave) provided that such sick leave or military leave is for a period of not more than 90 days, except as may otherwise be approved and specified in writing by the Committee, or any other leave of absence approved and specified in writing by the Committee, subject to any conditions of such approval. In the event that at the end of such leave the Employee, Consultant or Non-Employee Director does not resume his service to the Company or any Parent or Subsidiary of the Company, his employment or relationship with the Company, its Parents and its Subsidiaries (and his Continuous Status as an Employee, Consultant or Non-Employee Director) shall be deemed to have terminated as of the end of the leave period.

          h. "EMPLOYEE" shall mean any person, including officers and directors, employed by the Company or any Parent or Subsidiary of the Company. The payment of a director's fee by the Company shall not be sufficient to constitute "employment" by the Company, or any Parent or Subsidiary of the Company.

          i. "FAIR MARKET VALUE", with respect to the Common Stock as of any date, shall mean (i) the average of the last reported bid and asked prices of the Common Stock on the last trading day immediately preceding such date (or, if not so reported, as otherwise reported by the National Association of Securities Dealers Automated Quotation System ("NASDAQ")), (ii) in the event the Common Stock is listed on a stock exchange or quoted on the NASDAQ National Market System, the reported closing price of the Common Stock on such exchange or in the NASDAQ National Market System on the last trading day immediately prior to such date or (iii) if such stock is not then listed on such an exchange or quoted on NASDAQ or the NASDAQ National Market System, an amount determined in good faith by the Committee in its sole discretion.

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          j.   "INCENTIVE STOCK OPTION" shall mean an Option intended to
qualify as an incentive stock option within the meaning of Section 422 of the Code.

          k. "NON-EMPLOYEE DIRECTOR" shall mean a director of the Company who is not an Employee.

          l.   "OPTION" shall mean a stock option granted pursuant to the Plan.

          m. "OPTIONED STOCK" shall mean the Common Stock subject to an Option.

          n. "OPTIONEE" shall mean an Employee, Consultant or Non-Employee Director who receives an Option.

          o. "PARENT" shall mean a "parent corporation," whether now or hereafter existing, as defined in Section 424(e) of the Code.

          p. "PLAN" shall mean this 1988 Incentive Stock Plan, as amended from time to time.

          q. "PURCHASER" shall mean an Employee, Consultant or Non-Employee Director who exercises a Stock Purchase Right.

          r. "RULE 16b-3" means Rule 16b-3 under Section 16(b) of the Exchange Act, or any successor rule, as it may be amended from time to time, and references herein to paragraphs or clauses of Rule 16b-3 shall refer to the corresponding paragraphs or clauses of Rule 16b-3 as it exists or the comparable paragraphs or clauses of Rule 16b-3 as it may be amended.

          s. "SHARE" shall mean a share of the Common Stock, as adjusted in accordance with Section 12 of the Plan.

          t. "STOCK BONUS" shall mean stock granted as compensation to an Employee, Consultant or Non-Employee Director pursuant to the Plan.

          u. "STOCK PURCHASE RIGHT" shall mean a right, other than an Option, to purchase Common Stock pursuant to the Plan.

          v. "SUBSIDIARY" shall mean a "subsidiary corporation," whether now or hereafter existing, as defined in Section 424(f) of the Code.

     3. STOCK SUBJECT TO THE PLAN. Subject to adjustment pursuant to the provisions of Section 12 of the Plan, the maximum aggregate number of Shares which may be optioned and/or sold under the Plan is 8,118,334 shares of Common Stock. The Shares may be authorized, but unissued, or reacquired Common Stock.

     If an Option or Stock Purchase Right should expire or become unexercisable for any reason without having been exercised in full, the unpurchased Shares which were subject thereto shall, unless the Plan shall have been terminated, become available for future grant under the Plan as if no Option or Stock Purchase Right had been granted with respect to such Shares.

     4.   ADMINISTRATION OF THE PLAN.

          a. ADMINISTRATION. The Committee shall administer the Plan with respect to participants who are subject to Section 16(b) of the Exchange Act, but shall not have the power to appoint members of the Committee or to terminate, modify or amend the Plan. The Board may administer the Plan with respect to all other participants or may delegate all or part of that duty to the Committee or to any other person or persons. Unless the context otherwise requires, references herein to the Committee shall also refer to the Board or its deligee as administrator of the Plan for participants who are not subject to Section 16(b) of the Exchange Act. Unless the Board determines not to have Options, Stock Purchase Rights and Stock Bonuses comply with the requirements of Rule 16b-3 and Section 162(m) of the Code, the Committee shall be constituted so that, as long as Common Stock is registered under Section 12 of the Exchange Act, (i) each member of the Committee shall be a disinterested person within the meaning of Rule 16b-3, or any successor provision ("Disinterested Person"), that is a member of the Board,

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(ii) the Plan in all other applicable respects will qualify transactions related to the Plan for the exemptions from Section 16(b) of the Exchange Act provided by Rule 16b-3, to the extent exemptions thereunder may be available, and (iii) no discretion regarding the grant of Options, Stock Purchase Rights or Stock Bonuses to participants who are subject to Section 16(b) of the Exchange Act shall be afforded to a person who is not a Disinterested Person. The number of persons that shall constitute the Committee shall be determined from time to time by a majority of all of the members of the Board and, unless a majority of the Board determines otherwise, shall be no less than two persons. Persons elected to serve on the Committee as Disinterested Persons shall not (a) receive Options, Stock Purchase Rights or Stock Bonuses or equity securities under any plan of the Company or its affiliates while they are serving as members of the Committee and (b) have been granted or awarded equity securities under the Plan or any other plan of the Company or its affiliates within one year before their appointment to the Committee becomes effective or (if applicable) the Common Stock is registered under Section 12 of the Exchange Act, in each case except for receiving Options, Stock Purchase Rights or Stock Bonuses or equity securities pursuant to paragraphs (c)(2)(i)(A), (B), (C) or
(D) of Rule 16b-3.

          b. POWERS OF THE COMMITTEE. Subject to the provisions of the Plan, the Committee shall have the authority, in its discretion: (i) to grant Incentive Stock Options, in accordance with Section 422 of the Code, or "non-statutory stock options," Stock Purchase Rights or Stock Bonuses; (ii) to determine the exercise price per share of Options or Stock Purchase Rights or Stock Bonuses to be granted, which exercise price shall be determined in accordance with Section 7(a) of the Plan; (iii) to determine the Employees, Consultants or Non-Employee Directors to whom, and the time or times at which, Options, Stock Purchase Rights or Stock Bonuses shall be granted and the number of Shares to be represented by each Option, Stock Purchase Right or Stock Bonus; (iv) to interpret the Plan; (v) to prescribe, amend and rescind rules and regulations relating to the Plan; (vi) to determine the terms and provisions of each Option, Stock Purchase Right or Stock Bonus granted (which need not be identical) and, with the consent of the holder thereof, modify or amend each Option, Stock Purchase Right or Stock Bonus; (vii) to accelerate or defer (with the consent of the Optionee) the exercise date of any Option;
(viii) to authorize any person to execute on behalf of the Company any instrument required to effectuate the grant of an Option, Stock Purchase Right or Stock Bonus previously granted under the Plan; and (ix) to make all other determinations deemed necessary or advisable for the administration of the Plan. Without limiting the generality of the foregoing, the Committee may, but shall not be required to, grant Options, Stock Purchase Rights and Stock Bonuses contingent upon, or condition the vesting of any such awards upon, the attainment of one or more "performance goals" within the meaning of Section 162(m) of the Code and applicable interpretive authority thereunder.

          c. EFFECT OF COMMITTEE'S DECISIONS. All decisions, determinations and interpretations of the Committee shall be final and binding on all Optionees, Purchasers and any other holders of any Options, Stock Purchase Rights or Stock Bonuses granted under the Plan.

     5.   ELIGIBILITY.

          a. Employees, Consultants and Non-Employee Directors shall be eligible to receive Options, Stock Purchase Rights and Stock Bonuses. Incentive Stock Options may be granted only to Employees. An Employee, Consultant or Non-Employee Director who has been granted an Option, Stock Purchase Right or Stock Bonus may, if he is otherwise eligible, be granted additional Option(s), Stock Purchase Right(s) or Stock Bonus(es).

          b. No Incentive Stock Option may be granted to an Employee which, when aggregated with all other Incentive Stock Options granted to such Employee by the Company or any Parent or Subsidiary of the Company, would result in Shares having an aggregate Fair Market Value (determined for each Share as of the date of grant of the Option covering such Share) in excess of $100,000 becoming first available for purchase upon exercise of one or more Incentive Stock Options during any calendar year.

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          c.   Section 5(b) of the Plan shall apply only to an Incentive Stock
Option evidenced by an "Incentive Stock Option Agreement" which sets forth the intention of the Company and the Optionee that such Option shall qualify as an Incentive Stock Option. Section 5(b) of the Plan shall not apply to any Option evidenced by a "Nonstatutory Stock Option Agreement" which sets forth the intention of the Company and the Optionee that such Option shall be a nonstatutory stock option.

          d. The Plan shall not confer upon any Optionee, Purchaser or grantee of a Stock Purchase Right or a Stock Bonus any right with respect to continuation of employment, consulting relationship or directorship with the Company, nor shall it interfere in any way with his right or the Company's or its stockholders' right to terminate his employment, consulting relationship or directorship at any time.

          e. No Employee, Consultant or Non-Employee Director serving on the Committee shall be eligible to receive Options, Stock Purchase Rights or Stock Bonuses, while serving on the Committee.

     6. TERM OF PLAN. The Plan, as amended and restated shall become effective upon its approval by the Board, subject to approval by the stockholders of the Company. Prior to such stockholder approval, awards may be granted under the Plan, as so amended and restated, subject to such stockholder approval. The Plan shall continue in effect until March 16, 1998 unless sooner terminated under Section 14 of the Plan.

     7.   EXERCISE PRICE AND CONSIDERATION.

          a. The per Share exercise price for the Shares to be issued pursuant to exercise of an Option, Stock Purchase Right or Stock Bonus shall be such price as is determined by the Committee, but shall be subject to the following:

               i. In the case of any Incentive Stock Option, the per Share exercise price shall be no less than 100% of the Fair Market Value per Share on the date of grant.

               ii. In the case of any Nonstatutory Stock Option or Stock Purchase Right, the per Share exercise price shall be no less than 100% of the Fair Market Value per Share on the date of grant.

               iii. In the case of any Stock Bonus, the per Share price for tax and accounting purposes shall be 100% of the Fair Market Value per Share on the date of grant.

               iv. In the case of any Incentive Stock Option granted to any person who, at the time of the grant of such Option, owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Parent or Subsidiary of the Company, the per Share exercise price shall be no less than 110% of the Fair Market Value per Share on the date of grant.

          b. The consideration to be paid for the Shares to be issued upon exercise of an Option or Stock Purchase Right, including the method of payment, shall be determined by the Committee and may consist entirely of cash, check, promissory note (provided that the par value of such Shares be paid in cash, services rendered or property), other shares of Common Stock having a Fair Market Value on the date of surrender equal to the aggregate exercise price of the Shares as to which said Option or Stock Purchase Right shall be exercised, or any combination of such methods of payment, or such other consideration and method of payment for the issuance of Shares to the extent permitted under the Delaware General Corporation Law, as amended from time to time.

     8.   OPTIONS.

          a. TERM OF OPTION. The term of each Option shall be ten (10) years from the date of grant thereof or such shorter term as may be provided in the Stock Option Agreement. However, in the case of an Incentive Stock Option granted to an Optionee who, at the time the Incentive Stock Option is granted, owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Parent or Subsidiary, the term of the Incentive Stock Option shall be five (5) years from the date of grant thereof or such shorter time as may be provided in the Stock Option Agreement.

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          b.   EXERCISE OF OPTION.

               i. TERMINATION OF STATUS AS AN EMPLOYEE, CONSULTANT OR NON-EMPLOYEE DIRECTOR. If an Optionee's Continuous Status as an Employee, Consultant or Non-Employee Director terminates, the Optionee may, but only within one (1) month (or such other period of time not exceeding three (3) months as is in the case of an Incentive Stock Option, as determined and specified in writing by the Committee) after the date he ceases to be an Employee, Consultant or Non-Employee Director (as the case may be) of the Company (but in no event later than ten years from the date of grant of the Option), exercise his Option to the extent that (x) the Option was vested and
(y) he was entitled to exercise it, in each case at the date of such termination. To the extent that the Option was not vested or he was not entitled to exercise the Option at the date of such termination, or if he does not exercise such Option within the time specified herein, the Option shall terminate.

               ii. DISABILITY. Notwithstanding the provisions of Section 8(b)(i) above, in the event of termination of Continuous Status as an Employee, Consultant or Non-Employee Director as a result of an Optionee's permanent and total disability (as defined in Section 22(e)(3) of the Code), the Optionee may, but only within three (3) months (or such other period of time not less than three (3) months nor more than twelve (12) months, as determined and specified in writing by the Committee) from the date of termination (but in no event later than ten years from the date of grant of the Option), exercise his Option to the extent that (x) the Option was vested and (y) the Optionee was entitled to exercise it, in each case, at the date of such termination. To the extent that the Option was not vested or the Optionee was not entitled to exercise the Option at the date of such termination, or if the Optionee does not exercise such Option within the time specified herein, the Option shall terminate.

               iii. DEATH OF OPTIONEE.  Notwithstanding the provisions of
Section 8(b)(i) above, in the event of (x) the death of an Optionee during the term of his Option, where such Optionee is at the time of his death an Employee, Consultant or Non-Employee Director of the Company and such Optionee shall at the date of death have been in Continuous Status as an Employee, Consultant or Non-Employee Director since the date of grant of the Option, or
(y) the death of an Optionee within thirty (30) days after the termination of such Optionee's Continuous Status as an Employee, Consultant or Non-Employee Director, then the Option may be exercised at any time within six (6) months (or such other period of time not less than six (6) months nor more than twelve
(12) months as determined and specified in writing by the Committee) following the date of death (but in no event later than ten years from the date of grant of the Option), by the Optionee's estate or by a person who acquired the right to exercise the Option by bequest or inheritance, but only to the extent that
(x) the Option was vested as of the date of termination and (y) the Optionee was entitled to exercise it at the date of termination.

          c. PROCEDURE FOR EXERCISE; RIGHTS AS A STOCKHOLDER. Any Option granted hereunder shall be exercisable and shall vest at such times and under such conditions as determined by the Committee, including performance criteria with respect to the Company and/or the Optionee, as shall be permissible under the terms of the Plan.

     The Company shall not be required to issue fractional Shares upon the exercise of an Option. The value of any fractional Share subject to an Option shall be paid in cash in connection with the exercise that results in all full Shares subject to the grant having been exercised, based on the Fair Market Value of the Common Stock on the date of such exercise.

     An Option shall be deemed to be exercised when written notice of such exercise has been given to the Company in accordance with the terms of the Option by the person entitled to exercise the Option and full payment for the Shares with respect to which the Option is exercised has been received by the Company. Full payment may, as authorized by the Committee, consist of any consideration and method of payment allowable under Section 7(b) of the Plan. Until the issuance (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company) of the stock certificate evidencing such Shares, no right to vote or receive dividends or any other rights as a stockholder shall exist with respect to the Optioned Stock, notwithstanding the exercise of the Option. No adjustment will be made for a dividend or other right for which the record date is prior to the date the stock certificate is issued, except as provided in Section 12 of the Plan.

     Exercise of an Option in any manner shall result in a decrease in the number of Shares that thereafter shall be available, both for purposes of the Plan and for sale under the Option, by the number of Shares as to which the Option is exercised.

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     9.   STOCK PURCHASE RIGHTS.

          a. RIGHTS TO PURCHASE. After the Committee determines that it will offer an Employee, Consultant or Non-Employee Director the right to purchase Shares under the Plan, it shall advise the offeree in writing of the terms, conditions and restrictions relating to the offer, including the number of Shares that such person shall be entitled to purchase, and the time within which such person must accept such offer, which shall in no event exceed ninety
(90) days from the date upon which the Committee made the determination to grant the Stock Purchase Right. The offer shall be accepted by execution of a "Restricted Stock Purchase Agreement" in the form determined by the Committee.

          b. ISSUANCE OF SHARES. Forthwith after payment therefor, the Shares purchased shall be duly issued; provided, however, that the Committee may require that the Purchaser make adequate provision for any applicable Federal and State withholding obligations as a condition to the Purchaser purchasing such Shares.

          c. REPURCHASE OPTION. Unless the Committee determines otherwise, the Restricted Stock Purchase Agreement shall grant the Company a repurchase option exercisable upon the voluntary or involuntary termination of the Purchaser's employment with the Company or any Parent or Subsidiary of the Company for any reason (including death or disability). If the Committee so determines, the Restricted Stock Purchase Agreement may provide that the purchase price for Shares repurchased shall be the original price paid by the Purchaser and may be paid by cancellation of any indebtedness of the Purchaser to the Company. The repurchase option shall lapse at such a rate as the Committee may determine.

          d. OTHER PROVISIONS. The Restricted Stock Purchase Agreement shall contain such other terms, provisions and conditions not inconsistent with the Plan as may be determined by the Committee.

          e. RIGHTS AS A STOCKHOLDER. Until the issuance (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company) of the stock certificate evidencing the Shares as to which a Stock Purchase Right has been exercised, no right to vote or to receive dividends or any other rights as a stockholder shall exist with respect to shares of Common Stock subject to a Stock Purchase Right, notwithstanding the exercise of a Stock Purchase Right. No adjustment will be made for a dividend or other right for which the record date is prior to the date the stock certificate is issued, except as provided in Section 12 of the Plan. If the Restricted Stock Purchase Agreement contains a repurchase option as described in subparagraph (c) of this Section 9, each stock certificate evidencing the Shares purchased pursuant to a Stock Purchase Right shall be registered in the name of the Purchaser and such certificate evidencing such Shares shall be deposited with the Company, together with a stock power duly endorsed in blank, upon such issuance and continuing until the repurchase option with respect to such Shares has lapsed.

          f. SHARES AVAILABLE UNDER THE PLAN. Exercise of a Stock Purchase Right in any manner shall result in a decrease in the number of Shares that thereafter shall be available, both for purposes of the Plan and for sale under the Stock Purchase Right, by the number of Shares as to which the Stock Purchase Right is exercised. Shares repurchased by the Company pursuant to
Section 9(c) hereof shall not be available for reissuance under the Plan.

     10.  STOCK BONUSES.

          a. GRANTING OF STOCK BONUSES. Stock Bonuses may be granted to Employees, Consultants or Non-Employee Directors in consideration for past performance and as incentives for future performance. The Committee shall advise recipients of Stock Bonuses in writing of the terms, conditions and restrictions (which may include, without limitation, restrictions on the transfer of or the right to vote or receive dividends on the Shares subject to such grant) relating to the Stock Bonus, including the number of Shares such person will be entitled to receive and restrictions on the Shares. The Stock Bonus will be accepted by execution of a "Stock Bonus Agreement" in the form determined by the Committee.

          b. ISSUANCE OF SHARES. The Shares shall be duly issued immediately after the grant of the Stock Bonus; provided, however, that the Committee may require that the grantee make adequate provision for any applicable Federal and State withholding obligations as a condition to the grantee receiving such Shares.

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          c.   REPURCHASE OPTION.  Unless the Committee determines otherwise, the Stock Bonus Agreement shall grant the Company a repurchase option exercisable upon the voluntary or involuntary termination of the grantee's employment with the Company or any Parent or Subsidiary of the Company for any reason (including death or disability). If the Committee so determines, the Stock Bonus Agreement may provide that the purchase price for Shares repurchased shall be the Fair Market Value of the Shares on the date of grant and may be paid by cancellation of any indebtedness of the grantee to the Company. The repurchase option shall lapse at such a rate as the Committee may determine.

          d. OTHER PROVISIONS. The Stock Bonus Agreement shall contain such other terms, provisions and conditions not inconsistent with the Plan as may be determined by the Committee.

          e. RIGHTS AS A STOCKHOLDER. Until the issuance (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company) of the stock certificate evidencing the Shares as to which a Stock Bonus has been exercised, no right to vote or to receive dividends or any other rights as a stockholder shall exist with respect to shares of Common Stock subject to the Stock Bonus. No adjustment will be made for a dividend or other right for which the record date is prior to the date the stock certificate is issued, except as provided in Section 12 of the Plan. If the Stock Bonus Agreement contains a repurchase option as described in subparagraph (b) of this Section 10, each stock certificate evidencing the Shares purchased pursuant to a Stock Purchase Right shall be registered in the name of the Purchaser and such certificate evidencing such Shares shall be deposited with the Company, together with a stock power duly endorsed in blank, upon such issuance and continuing until the repurchase option with respect to such Shares has lapsed.

          f. SHARES AVAILABLE UNDER THE PLAN. Granting and acceptance of a Stock Bonus shall result in a decrease in the number of Shares that thereafter shall be available for purposes of the Plan. Shares repurchased by the Company pursuant to Section 10(c) hereof shall not be available for reissuance under the Plan.

     11. NON-TRANSFERABILITY OF OPTIONS AND STOCK PURCHASE RIGHTS. Options and Stock Purchase Rights may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent and distribution or pursuant to a qualified domestic relations order as defined in the Code or Employee Retirement Income Security Act, or the rules thereunder. The designation of a beneficiary by an Optionee or grantee of a Stock Purchase Right does not constitute a transfer. An Option or Stock Purchase Right may be exercised, during the lifetime of the Optionee or grantee of a Stock Purchase Right, only by the Optionee or grantee of the Stock Purchase Right, as applicable, or a transferee permitted by this Section 11.

      12.  ADJUSTMENTS UPON CHANGES IN CAPITALIZATION OR MERGER.

          a. Subject to any required action by the stockholders of the Company, the number of shares of Common Stock covered by each outstanding Option and Stock Purchase Right, and the number of shares of Common Stock which have been authorized for issuance under the Plan but as to which no Options or Stock Purchase Rights have yet been granted or which have been returned to the Plan upon cancellation or expiration of an Option or Stock Purchase Right, as well as the price per share of Common Stock covered by each such outstanding Option or Stock Purchase Right, shall be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Common Stock, or any other increase or decrease in the number of issued shares of Common Stock effected without receipt of consideration by the Company; provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been "effected without receipt of consideration." Such adjustment shall be made by the Committee, whose determination in that respect shall be final, binding and conclusive. Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Common Stock subject to an Option or Stock Purchase Right.

          b. In the event of the proposed dissolution or liquidation of the Company, any outstanding Options or Stock Purchase Rights shall terminate immediately prior to the consummation of such proposed action, unless otherwise provided by the Committee. The Committee may, in the exercise of its sole discretion in such instances, declare that any Option or Stock Purchase Right shall terminate as of a date fixed by the Committee, and may give each Optionee the right to exercise his Option as to all or any part of the Optioned Stock, including Shares as to which the Option would not otherwise be exercisable. In the event of a proposed sale of all or substantially all of the assets of the Company, or the merger of the Company with or into another corporation, Options and Stock Purchase Rights shall be assumed or an equivalent option or right shall be substituted by such successor corporation or a parent or subsidiary of such successor corporation, unless, in the case of an Option, the Committee determines, in the exercise of its sole discretion and in lieu of such assumption or substitution, that the Optionee shall have the right to exercise the Option as to all of the Optioned Stock, including Shares as to which the Option would not otherwise be exercisable. If the Committee makes an Option fully exercisable in lieu of assumption or substitution in the event of a merger or sale of assets, the Committee shall notify the Optionee that the Option shall be fully exercisable for a period of thirty (30) days from the date of such notice, and the Option will terminate upon the expiration of such period.

     13. TIME OF GRANTING OPTIONS, STOCK PURCHASE RIGHTS OR STOCK BONUSES. The date of grant of an Option, Stock Purchase Right or Stock Bonus shall, for all purposes, be the date on which the Committee makes the determination granting such Option, Stock Purchase Right or Stock Bonus. Notice of the determination shall be given to each Employee, Consultant or Non-Employee Director to whom an Option, Stock Purchase Right or Stock Bonus is so granted within reasonable time after the date of such grant.

     14.  AMENDMENT AND TERMINATION OF THE PLAN.

          a. AMENDMENT AND TERMINATION. The Board may amend or terminate the Plan from time to time in such respects as the Board may deem advisable; provided that, to the extent necessary and desirable to comply with Rule 16b-3 under the Exchange Act (or any other applicable law or regulation), the Company shall obtain approval of the stockholders of the Company to Plan amendments.

          b. EFFECT OF AMENDMENT OR TERMINATION. Any such amendment or termination of the Plan shall not affect Options, Stock Purchase Rights or Stock Bonuses already granted and such Options, Stock Purchase Rights or Stock Bonuses shall remain in full force and effect as if the Plan had not been amended or terminated, unless mutually agreed otherwise between the Committee and the Optionee, Purchaser or holder of a Stock Purchase Right or Stock Bonus, which agreement must be in writing and signed by the Company and the Optionee, Purchaser or holder of the Stock Purchase Right or Stock Bonus.

     15. CONDITIONS UPON ISSUANCE OF SHARES. Shares shall not be issued pursuant to the exercise of an Option, Stock Purchaser Right or Stock Bonus unless the exercise of such Option or Stock Purchase Right or granting of such Stock Bonus and the issuance and delivery of such Shares pursuant thereto shall comply with all relevant provisions of law, including, without limitation, the Securities Act of 1933, as amended, the Exchange Act, the rules and regulations promulgated thereunder, and the requirements of any stock exchange upon which the Shares may then be listed, and shall be further subject to the approval of counsel for the Company with respect to such compliance.

     As a condition to the exercise of an Option or Stock Purchase Right, the Company may require the person exercising such Option or Stock Purchase Right to represent and warrant at the time of any such exercise that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares if, in the opinion of counsel for the Company, such a representation is required by any of the aforementioned relevant provisions of law.

     16. RESERVATION OF SHARES. The Company, during the term of the Plan, will at all times reserve and keep available such number of Shares as shall be sufficient to satisfy the requirements of the Plan.

     Inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company's counsel to be necessary to the lawful issuance and sale of any Shares hereunder, shall relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained.

     17. OPTION AND STOCK AGREEMENTS. Options shall be evidenced by written option agreements in such form as the Committee shall approve. Upon the exercise of Stock Purchase Rights, a Purchaser shall execute a Restricted Stock Purchase Agreement in such form as the Committee shall approve.